Exhibit 99.2


                   NOTICE OF GUARANTEED DELIVERY FOR TENDER OF

           Second Priority Senior Secured Floating Rate Notes due 2011
                                       and
                     10% Senior Subordinated Notes due 2012
                                       of
                               MUELLER GROUP, Inc.

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) Second Priority Senior Secured Floating Rate Notes due 2011 and/or 10% Senior Subordinated Notes (together, the "Old Securities") are not immediately available, (ii) Old Securities and the Letter of Transmittal cannot be delivered to Law Debenture Trust Company of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus dated (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Mueller Group, Inc., a Delaware corporation (the "Company").

                  The Exchange Agent for the Exchange Offer is:

                     Law Debenture Trust Company of New York


   By Hand or Overnight Delivery:          Facsimile Transmissions:        By Registered or Certified Mail:
                                         (Eligible Institutions Only)
 Law Debenture Trust Company of New                                         Law Debenture Trust Company of
                York                             212-750-1361                          New York
   767 Third Avenue - 31st floor                                            767 Third Avenue - 31st floor
         New York, NY 10017                To Confirm by Telephone                New York, NY 10017
    Attn: Daniel R. Fisher, Esq.           or for Information Call:          Attn: Daniel R. Fisher, Esq.

                                                 212-750-6474

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (Not to be used for Signature Guarantee)



     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Securities, in proper form for transfer, or confirmation of the book-entry transfer of such Old Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Old Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
              -------------------------  ---------------------------------------
                                         (Authorized Signature)

Address:                                 Title:
         ------------------------------         --------------------------------

                                         Name:
---------------------------------------        ---------------------------------
                             (Zip Code)             (Please type or print)

Area Code and Telephone Number:                   Date:
                                                        ------------------------
---------------------------------------


NOTE: DO NOT SEND OLD SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.



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